                                                                   EXHIBIT 10.16

                         AMENDMENT AND LIMITED WAIVER TO
                           REVOLVING CREDIT AGREEMENT

         AMENDMENT AND LIMITED WAIVER TO REVOLVING CREDIT AGREEMENT, dated as of May 15, 2003 (this "Amendment"), by and among (a) REPUBLIC ENGINEERED PRODUCTS LLC, a Delaware limited liability company (the "Borrower"), (b) REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC (as successor in interest to BLUE BAR, L.P.), a Delaware limited liability company (the "Parent"), (c) BLUE STEEL CAPITAL CORP., a Delaware corporation, and N&T RAILWAY COMPANY LLC, a Delaware limited liability company (each a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors") (the Parent and the Subsidiary Guarantors hereinafter being referred to as the "Guarantors"), (d) FLEET CAPITAL CORPORATION ("Fleet"), BANK OF AMERICA, N.A. ("BofA"), JP MORGAN CHASE BANK ("Chase"), FOOTHILL CAPITAL CORPORATION ("Foothill"), GE CAPITAL CFE, INC. ("GE") and the other lending institutions from time to time listed on Schedule 1 hereto (the "Lenders"), (e) Fleet as Administrative Agent for itself and the Lenders (as such, the "Administrative Agent"), and (f) Fleet, BofA, Chase, Foothill and GE as Co-Agents for the Lenders (collectively, the "Co-Agents", and together with the Administrative Agent, the "Agents").

         WHEREAS, the Borrower, the Guarantors, the Lenders and the Agents are parties to that certain Revolving Credit Agreement, dated as of August 16, 2002 (as amended and in effect from time to time, the "Credit Agreement");

         WHEREAS, the Borrower and the Lenders have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Amendment;

         NOW, THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement, herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended in the following respects:

         (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical sequence:

                  "Amendment No. 1 Effective Date. May 15, 2003."

                  "Canadian Blocked Account. See Section 8.13.1(b)."

                  "Cash Flow Forecast. See Section 7.4.3."

                  "Debris Incident. The unplanned outage at the Lorain #3 blast furnace which began during the Borrower's first fiscal quarter of 2003."

                  "Initial Date. See Section 5.2.2(c)."

                  "Liquidity. The sum of (a) (i) Availability less (ii) the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) and the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, plus (b) the Net Cash Proceeds actually received by the Borrower from the permitted sale or other disposition of assets constituting Collateral where such Net Cash Proceeds are deposited in a Swept Account, plus (c) Unrestricted Cash."

                  "Operating Budget. See Section 7.4.3."

                  "Permitted Junior Capital Issuances. Any issuance of equity having either no redemption rights or redemption rights only after June 30, 2007, or any subordinated debt having terms acceptable to the Majority Lenders, including a maturity of no earlier than June 30, 2007 and subordinated to the Obligations on terms and conditions acceptable to the Majority Lenders."

                  "Warrant Agreement. The warrant agreement dated as of May 31, 2004 among the Parent and the Lenders."

                  "Warrants." The warrants representing five percent (5%) of the fully diluted equity of the Parent that shall be issued by the Parent to the Lenders pursuant to the Warrant Agreement on May 31, 2004, subject to the provisions of Section 8.18 and shall be immediately exercisable for a nominal exercise price, such warrants to be substantially in the form of Exhibit A attached to the Warrant Agreement."

         (b) Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the definition of "Blocked Account" which appears after the definition of "Business Day", and (ii) deleting the definition of "Cash Budget" in its entirety.

         (c) Each of the following definitions set forth in Section 1.1 of the Credit Agreement is hereby restated in its entirety as follows:

                  "Availability Threshold. (a) for the fiscal quarter ended June 30, 2003, $30,000,000, and (b) for each fiscal quarter thereafter, an amount equal to $30,000,000, plus, on a cumulative basis (but without duplication), an amount equal to (x) fifty percent (50%) of Average Excess Availability, if any, for each fiscal quarter subsequent to the fiscal quarter ended March 31, 2003, provided, however, that the Availability Threshold shall not be increased to more than $40,000,000 pursuant to this clause (x), and (y) one hundred percent (100%) of the Net Cash Proceeds of Permitted Junior Capital Issuances, if any, during such fiscal quarter."

                  "Canadian Lockbox. See Section 8.13.1(b)."

                  "Eligible Fixed Asset Component. With respect to any period, the amount set forth below opposite such period, provided, however that
         (a) the Eligible Fixed Asset Component may be permanently reduced as provided in Section 3.3 of the Credit Agreement or otherwise pursuant to the terms of the Credit Agreement, and (b) the Eligible Fixed Asset Component shall be permanently reduced during one of the periods set forth below by such amounts as are provided in Sections
         2.10 and 3.2(b) of the Credit Agreement, in which case the amount set forth below opposite such period and each other amount set forth below opposite each subsequent period shall be reduced by an amount equal to such reduction (except to the extent otherwise provided in Section 3.2(b)(iv)).

----------------------------------------------------------------------
                                                  ELIGIBLE FIXED ASSET
                   PERIOD:                             COMPONENT:
----------------------------------------------------------------------
Effective Date through June 30, 2003                  $ 100,000,000
----------------------------------------------------------------------
July 1, 2003 through July 31, 2003                    $  99,250,000
----------------------------------------------------------------------
August 1, 2003 through August 31, 2003                $  98,500,000
----------------------------------------------------------------------
September 1, 2003 through September 30, 2003          $  97,750,000
----------------------------------------------------------------------
October 1, 2003 through October 31, 2003              $  97,000,000
----------------------------------------------------------------------
November 1, 2003 through November 30, 2003            $  96,250,000
----------------------------------------------------------------------
December 1, 2003 through December 31, 2003            $  95,500,000
----------------------------------------------------------------------
January 1, 2004 through January 31, 2004              $  94,750,000
----------------------------------------------------------------------
February 1, 2004 through February 28, 2004            $  94,000,000
----------------------------------------------------------------------
March 1, 2004 through March 30, 2004                  $  93,250,000
----------------------------------------------------------------------
March 31, 2004                                        $  90,750,000
----------------------------------------------------------------------
April 1, 2004 through April 30, 2004                  $  90,000,000
----------------------------------------------------------------------
May 1, 2004 through May 31, 2004                      $  89,250,000
----------------------------------------------------------------------
June 1, 2004 through June 29, 2004                    $  88,500,000
----------------------------------------------------------------------
June 30, 2004 through September 29, 2004              $  86,000,000
----------------------------------------------------------------------
September 30, 2004 through December 30, 2004          $  83,500,000
----------------------------------------------------------------------
December 31, 2004                                     $  81,000,000
----------------------------------------------------------------------
January 1, 2005 through March 31, 2005                $  76,000,000
----------------------------------------------------------------------
April 1, 2005 through June 30, 2005                   $  71,000,000
----------------------------------------------------------------------
July 1, 2005 through September 30, 2005               $  66,000,000
----------------------------------------------------------------------
October 1, 2005 through December 31, 2005             $  61,000,000
----------------------------------------------------------------------
January 1, 2006 through March 31, 2006                $  56,000,000
----------------------------------------------------------------------
April 1, 2006 through June 30, 2006                   $  51,000,000
----------------------------------------------------------------------

         Reductions of the Eligible Fixed Asset Component pursuant to this definition or otherwise are permanent; once reduced, the Eligible Fixed Asset Component may not be increased.

         Notwithstanding the foregoing, in the event that no Warrants are issued as a result of Section 8.18(b) hereof, the reductions of the Eligible Fixed Asset Component shall be the following levels:

----------------------------------------------------------------------
                                                  ELIGIBLE FIXED ASSET:
                 PERIOD:                               COMPONENT:
-----------------------------------------------------------------------
June 1, 2004 through June 30, 2004                     $87,000,000
-----------------------------------------------------------------------
July 1, 2004 through September 30, 2004                $83,500,000
-----------------------------------------------------------------------
October 1, 2004 through December 31, 2004              $81,000,000
-----------------------------------------------------------------------
January 1, 2005 through March 31, 2005                 $76,000,000
-----------------------------------------------------------------------
April 1, 2005 through June 30, 2005                    $71,000,000
-----------------------------------------------------------------------
July 1, 2005 through September 30, 2005                $66,000,000
-----------------------------------------------------------------------
October 1, 2005 through December 31, 2005              $61,000,000
-----------------------------------------------------------------------
January 1, 2006 through March 31, 2006                 $56,000,000
-----------------------------------------------------------------------
April 1, 2006 through June 30, 2006                    $51,000,000
-----------------------------------------------------------------------

                  "IPO. See definition of "Change of Control"."

                  "Maturity Date. June 30, 2006."

                  "Reference Period. Any period of (a) four (4) consecutive fiscal quarters of the Borrower and its Subsidiaries ending on, or most recently ended prior to, the relevant date of determination, or (b) (i) for purposes of calculating the Debt Service Coverage Ratio, until four
         (4) full fiscal quarters of the Borrower have elapsed since January 1, 2004, such shorter period of one (1), two (2) or three (3) full fiscal quarters, as the case may be, ending on, or most recently ended prior to, the relevant date of determination, and (ii) for purposes of calculating Net Sales and Consolidated EBITDA, until four (4) full fiscal quarters of the Borrower have elapsed since March 31, 2003, such shorter period of one (1), two (2) or three (3) full fiscal quarters, as the case may be, ending on, or most recently ended prior to, the relevant date of determination."

                  "Reimbursement Obligation. The Borrower's obligation to reimburse the Administrative Agent and the Lenders on account of any drawing under any Letter of Credit as provided in Section 4.2."

                  "Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time, up to an aggregate principal amount outstanding not to exceed $315,000,000 on the Amendment No. 1 Effective Date through December 31, 2003, and thereafter automatically reducing by $5,000,000 on the first day of each fiscal quarter commencing with the fiscal quarter commencing January 1, 2004 until such time as the Total Commitment is reduced to $275,000,000, as the same may be reduced from time to time at the option of the Borrower; or if such commitment is terminated pursuant to the provisions hereof, zero."

         (d) The definition of "Applicable Margin" set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) restating clause (a) in its entirety as follows:

                  "(a) Commencing with the Amendment No. 1 Effective Date through the first Adjustment Date following the anniversary thereof, the Applicable Margin shall be (i) 4.00% for Eurodollar Rate Loans, and
         (ii) 2.25% for Base Rate Loans."

and (ii) deleting the words "following the first anniversary of the Effective Date" contained in clause (b) thereof and replacing them with the words "following the first anniversary of the Amendment No. 1 Effective Date".

         (e) The definition of "Borrowing Base" set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the words ", upon five (5) Business Days notice to and consultation with the Borrower but without its consent," contained in the proviso thereof and replacing them with the words ", immediately upon notice to the Borrower".

         (f)      The definition of "Consolidated EBITDA" set forth in Section
1.1 of the Credit Agreement is hereby amended by restating clause (e) thereof in its entirety as follows:

                  "(e) intentionally omitted,"

         (g)      The definition of "Eligible Accounts Receivable" set forth in
Section 1.1 of the Credit Agreement is hereby amended by restating clause (xiii) in its entirety as follows:

                  "(xiii) that are not payable from an office outside of the United States or Canada unless such account debtor has provided to the Borrower an irrevocable letter of credit from a financial institution reasonably satisfactory to the Administrative Agent to secure such account debtor's obligations to the Borrower (but only to the extent of the amount of such letter of credit and such letter of credit is immediately assigned to, and delivered into the possession of, the Administrative Agent), or, in the case of accounts receivable owing from any account debtor in Mexico, only if such account debtor has provided insurance satisfactory to the Administrative Agent to secure such account debtor's obligations to the Borrower (but only to the extent of the amount of insurance and so long as such insurance is collaterally assigned to the Administrative Agent) and provided that the amount of any such Mexican accounts receivable deemed Eligible hereunder shall not exceed $2,000,000 in the aggregate at any one time."

                  (h) The definition of "Special Inventory Advance" set forth in
         Section 1.1 of the Credit Agreement is hereby amended by deleting the date "June 30, 2003" and replacing it with "December 31, 2003".

         (i) Section 2.10 of the Credit Agreement is hereby restated in its entirety as follows:

                  "2.10. REDUCTIONS IN ELIGIBLE FIXED ASSET COMPONENT. With respect to each fiscal quarter of the Borrower ending on or after June 30, 2003, the Eligible Fixed Asset Component shall be reduced by an aggregate amount equal to fifty percent (50%) of the Average Excess Availability for such fiscal quarter, such reduction to be made on the thirtieth (30th) day after the end of such fiscal quarter, provided, however, that no such reduction shall be required if Average Unused Availability for the thirty (30) day period ending as at the end of such fiscal quarter is less than $30,000,000 after giving effect to the reduction in respect of such fiscal quarter that would otherwise be required to be made, and provided, further, that the reduction shall not exceed $5,000,000 for the fiscal year ending December 31, 2003 and $10,000,000 for any fiscal year thereafter."

         (j)      Section 3.2(b) of the Credit Agreement is hereby amended by
(i) inserting after the words "debt permitted pursuant to Section 9.1" the words ", in each case, other than Permitted Junior Capital Issuances", and (ii) inserting the following new clause (iv) at the end thereof:

                  "(iv) if the Borrower or any of its Subsidiaries shall receive insurance proceeds from any claims relating to the Debris Incident, such proceeds shall be applied as follows: (A) the first $2,500,000 shall be retained by the Borrower or such Subsidiary, (B) the next $1,500,000 shall be utilized by the Borrower and its Subsidiaries to hedge natural gas requirements in accordance with the plan provided to the Lenders on the Amendment No. 1 Effective Date, and (C) the remainder, if any, shall be applied, unless otherwise consented to by the Majority Lenders, to reduce the Eligible Fixed Asset Component by such amount, provided, however, that the subsequent applicable Eligible Fixed Asset Component shall not be affected by such reduction."

         (k)      Section 8.4(k) of the Credit Agreement is hereby amended by
(i) deleting the word "and" immediately preceding the words "(ii) a weekly flash report", and (ii) inserting the following at the end thereof:

         "and (iii) a rolling thirteen (13) week cash flow of the Borrower and its Subsidiaries in form and substance satisfactory to the Administrative Agent"

         (l)      Section 8.4(m) of the Credit Agreement is hereby amended by
(i) deleting the word "and" at the end thereof, and (ii) inserting after the words "pursuant to this Section 8.4(m)" the following:

         ", provided, however, that projections of the Borrower and its Subsidiaries for the 2004 fiscal year shall be delivered no later than October 31, 2003"

         (m) Section 8.4(n) of the Credit Agreement is hereby restated as follows:

                  "(n) following the engagement of the investment banking firm pursuant to Section 8.17, within fifteen (15) days after the end of each calendar month (or as more frequently requested by the Lenders), a written summary of all investment banking and capital markets activities, such summary to be in form satisfactory to the Administrative Agent, together with such other information as may be requested by the Administrative Agent or any of its advisors; and

                  (o) from time to time such other financial data and information (including accountants' management letters) as the Administrative Agent or any Lender may reasonably request."

         (n) Section 8.9 of the Credit Agreement is hereby amended by inserting the following new Section 8.9.5 at the end thereof:

                  "8.9.5. COLLATERAL VALUATIONS; ENGAGEMENT OF PROFESSIONALS. Whether or not an Event of Default shall have occurred and be continuing, the Administrative Agent may, from time to time, in its discretion, engage such third party appraisers, consultants or other professionals as the Administrative Agent shall deem appropriate to perform collateral valuations, appraisals, and evaluations of operations and financial information, all of the foregoing being conducted and made at the expense of the Borrower."

         (o) Section 8.12 of the Credit Agreement is hereby amended by deleting the reference to "Section 7.15" and replacing it with the reference to "Section 7.16".

         (p) Section 8 of the Credit Agreement is hereby amended by inserting the following new Sections 8.17 and 8.18 at the end thereof:

                  "8.17. INVESTMENT BANK. The Borrower shall, no later than June 30, 2003, engage an investment banking firm or firms with a scope of services which shall include, without limitation, capital raising activities, such investment banking firm(s) and scope of services to be acceptable to the Administrative Agent.

                  8.18. WARRANTS. The Parent shall issue the Warrants to the Lenders on May 31, 2004 pursuant to the Warrant Agreement, such Warrants to be allocated among the Lenders in proportion to their respective Commitment Percentages, provided, however, that the Parent shall not be required to issue the Warrants in the event that no Default or Event of Default has occurred and is continuing, and either
         (a) the Borrower has received Net Cash Proceeds from Permitted Junior Capital Issuances of at least $20,000,000 prior to May 31, 2004 (and in the event Net Cash Proceeds are less than $20,000,000, the Warrants will be issued pro rata in part), or (b) if the Borrower has not received at least $20,000,000 of Net Cash Proceeds from Permitted Junior Capital Issuances, daily average Liquidity has been at least $20,000,000 for the immediately prior thirty (30) day period (calculated after reducing the Eligible Fixed Asset Component to $87,000,000)."

         (q) Section 9.1 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (h) thereof, (ii) deleting the "." at the end of clause (i) thereof and replacing it with "; and", and (iii) inserting the following new clause (j) at the end thereof:

                  "(j) Indebtedness of the Borrower in respect of Permitted Junior Capital Issuances."

         (r) Section 9.4(d) of the Credit Agreement is hereby restated as follows:

                  "(d) so long as (i) no Default or Event of Default has occurred and is continuing, or would result after giving effect to such payment, and (ii) daily average Liquidity over the ninety (90) day period immediately preceding the proposed payment is greater than or equal to $20,000,000, payments to the Investors in respect of management fees, provided that prior to making any such payment (A) the Borrower has delivered to the Administrative Agent evidence of compliance with the financial covenants set forth in Section 10 hereof for the fiscal quarter most recently ended, (B) all such management fees shall accrue and not be paid during the period commencing on the Effective Date through December 31, 2003, (C) Liquidity after giving effect to such payment is greater than or equal to $20,000,000, and (D) the aggregate amount of management fees paid or accrued in any fiscal quarter shall not exceed $250,000, provided, however, that the aggregate amount of management fees paid during any fiscal quarter ended on or after March 31, 2004 may exceed $250,000 solely to the extent necessary to make payments in respect of the management fees accrued but not paid up to an additional $500,000 in any fiscal quarter so long as, after giving effect to such payment, Liquidity remains greater than or equal to $20,000,000."

         (s) Section 9.5(d) of the Credit Agreement is hereby amended by restating clause (v) thereof in its entirety as follows:

                  "(v) the aggregate purchase price (including contingent payment obligations and the assumption of Indebtedness) for such acquisitions does not exceed an amount equal to fifty percent (50%) of the Net Cash Proceeds from equity issuances received by the Borrower,"

         (t) Section 10 of the Credit Agreement is hereby restated as follows:

                  "SECTION 10. FINANCIAL COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Letter of Credit or Revolving Credit Note is outstanding or any Lender has any obligation to make any Revolving Credit Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

                  10.1. MAXIMUM CAPITAL EXPENDITURES. The Borrower will not make, or permit any Subsidiary of the Borrower to make, Capital Expenditures during any of the periods set forth below that exceed, in the aggregate for the Borrower and its Subsidiaries, the amounts set forth below opposite such periods:

------------------------------------------------------------------
                                                    MAXIMUM
              FISCAL PERIOD                   CAPITAL EXPENDITURES
------------------------------------------------------------------
Effective Date through December 31, 2002         $ 24,000,000
------------------------------------------------------------------
January 1, 2003 through December 31, 2003           9,000,000
------------------------------------------------------------------
Each fiscal year thereafter                      $ 20,000,000
------------------------------------------------------------------

         If during any fiscal period specified above the amount of Capital Expenditures permitted for that fiscal period is not fully utilized, such unutilized amount may be utilized in the next succeeding fiscal year but not in any subsequent fiscal year, provided, however, that any such unutilized amounts shall be deemed to be utilized first in the next succeeding fiscal year.

                  10.2. NET SALES. Commencing with the fiscal quarter ended March 31, 2003, the Borrower will not permit Net Sales as at the end of any Reference Period set forth below to be less than the amount set forth opposite such Reference Period:

-----------------------------------------------------
    REFERENCE PERIOD ENDING:          MINIMUM AMOUNT:
-----------------------------------------------------
March 31, 2003                          $189,501,000
-----------------------------------------------------
June 30, 2003                           $171,863,000
-----------------------------------------------------
September 30, 2003                      $347,646,000
-----------------------------------------------------
December 31, 2003                       $518,840,000
-----------------------------------------------------
March 31, 2004                          $702,482,000
-----------------------------------------------------
June 30, 2004                           $714,926,000
-----------------------------------------------------
September 30, 2004                      $719,356,000
-----------------------------------------------------
December 31, 2004                       $723,264,000
-----------------------------------------------------
Each Reference Period thereafter        $708,380,000
-----------------------------------------------------

                  10.3. DEBT SERVICE COVERAGE. Commencing with the fiscal quarter ending March 31, 2004, the Borrower will not permit the Debt Service Coverage Ratio as at the end of any Reference Period set forth below to be less than the amount set forth opposite such Reference
         Period:

-------------------------------------
REFERENCE PERIOD ENDING:      RATIO
-------------------------------------
March 31, 2004              1.00:1.00
-------------------------------------
June 30, 2004               1.00:1.00
-------------------------------------

                                      -10-

-------------------------------------
September 30, 2004        1.50:1.00
-------------------------------------
December 31, 2004         1.50:1.00
-------------------------------------
Thereafter                1.50:1.00
-------------------------------------

                  10.4. MINIMUM CONSOLIDATED EBITDA. Commencing with the fiscal quarter ending June 30, 2003, the Borrower will not permit Consolidated EBITDA as at the end of any Reference Period set forth below to be less than the amount set forth opposite such Reference Period:

-------------------------------------------------------
    REFERENCE PERIOD ENDING:             MINIMUM AMOUNT
-------------------------------------------------------
June 30, 2003                            $    5,000,000
-------------------------------------------------------
September 30, 2003                       $   15,000,000
-------------------------------------------------------
December 31, 2003                        $   25,000,000
-------------------------------------------------------
March 31, 2004                           $   40,000,000
-------------------------------------------------------
June 30, 2004                            $   50,000,000
-------------------------------------------------------
September 30, 2004                       $   55,000,000
-------------------------------------------------------
December 31, 2004                        $   60,000,000
-------------------------------------------------------
March 31, 2005                           $   62,500,000
-------------------------------------------------------
June 30, 2005                            $   65,000,000
-------------------------------------------------------
September 30, 2005                       $   67,500,000
-------------------------------------------------------
Each Reference Period Thereafter         $   70,000,000
-------------------------------------------------------

         Notwithstanding the foregoing, if as at the end of any Reference Period ending on or before March 31, 2004, the Borrower is not in compliance with the applicable minimum Consolidated EBITDA amount set forth above, such noncompliance shall not constitute an Event of Default if the daily average Liquidity for the thirty (30) day period ending as at the end of such Reference Period is greater than or equal to the amount set forth below opposite such Reference Period:

-----------------------------------------------
REFERENCE PERIOD ENDING:         MINIMUM AMOUNT
-----------------------------------------------
June 30, 2003                      $10,000,000
-----------------------------------------------
September 30 ,2003                 $10,000,000
-----------------------------------------------
December 31, 2003                  $15,000,000
-----------------------------------------------
March 31, 2004                     $15,000,000
-----------------------------------------------

         (u) Section 16 of the Credit Agreement is hereby amended by restating clause (e) thereof as follows:

                  "(e)     the reasonable fees and expenses of any appraisers,
         consultants and other professionals retained by the Administrative Agent (or its counsel) pursuant to Section 8.9;"

         (v) The Credit Agreement is further amended by attaching the Schedule attached hereto as Schedule 1 thereto.

         SECTION 2. LIMITED WAIVER. The Borrower has informed the
Administrative Agent that it has failed to comply with the provisions of Section 8.4(a) requiring the delivery of the audited consolidated financial statements of Borrower and its Subsidiaries for the fiscal year ended December 31, 2002, without an expression of uncertainty as to the ability of the Borrower or any of its Subsidiaries to continue as a going concern (the "Specified Default"). This failure to comply with Section 8.4(a) constitutes an Event of Default under the Credit Agreement. The Borrower has requested that the Lenders waive, and the Lenders have agreed to waive, to the limited extent necessary to permit the above-referenced non-compliance, Section 8.4(a) of the Credit Agreement solely with respect to the fiscal year ended December 31, 2002.

         SECTION 3. OTHER DEFAULTS. The waiver set forth in Section 2 shall apply only to the Specified Default. No waiver with respect to any other Default or Event of Default, whether presently existing or hereafter arising, is granted hereby. Any obligation of the Lenders to make Revolving Credit Loans or of the Issuing Bank to issue, extend or renew Letters of Credit shall at all times be subject to the satisfaction of all of the terms and conditions of the Credit Agreement, including, without limitation, the conditions precedent set forth in the Credit Agreement. The Lenders and the Agents shall, at all times, retain all of the rights and remedies in respect of any Default or Event of Default under the Credit Agreement and the other Loan Documents.

         SECTION 4. RESTRUCTURING FEE. The Borrower hereby agrees to pay to the Administrative Agent, for the ratable accounts of the Lenders, a restructuring fee (the "Restructuring Fee") in an amount equal to fifty (50) basis points on the Total Commitment (after giving effect to the reductions on the Effective
Date), such amount to be payable as follows: (a) an amount equal to thirty-five
(35) basis points shall be payable on the Effective Date (the "Initial Restructuring Fee"), and (b) an amount equal to fifteen (15) basis points shall be payable on January 31, 2004 (the "Additional Restructuring Fee"). The Restructuring Fee shall be shared pro rata by the Lenders that execute this Amendment on or prior to 12:00 p.m. (Boston time) on May 15, 2003 in accordance with the amount of their Commitments on the Effective Date. The Restructuring Fee shall be fully earned on the Effective Date and nonrefundable when paid.

         SECTION 5. COOPERATION. The Borrower and the Guarantors shall continue to cooperate with the requests of any field examiners, appraisers and business or financial consultants retained by the Administrative Agent or its counsel.

         SECTION 6. REPRESENTATIONS AND WARRANTIES. The Borrower and each Guarantor hereby represents and warrants to the Agents and the Lenders as follows:

         (a) Each of the representations and warranties of the Borrower or such Guarantor contained in the Credit Agreement as modified hereby or in any document or instrument delivered pursuant to or in connection with the Credit Agreement as modified hereby are true as of the date hereof and no Default or Event of Default has occurred and is continuing; and

         (b) The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the corporate or limited liability company authority of the Borrower or such Guarantor, (ii) have been duly authorized by all necessary corporate or limited liability company proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or such Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or such Guarantor so as to materially adversely affect the assets, business or any activity of the Borrower or such Guarantor, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or such Guarantor or any agreement or other instrument binding upon it. The execution, delivery and performance of this Amendment will result in valid and legally binding obligations of the Borrower or such Guarantor enforceable against the Borrower or such Guarantor in accordance with the respective terms and provisions hereof.

         SECTION 7. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective only upon the satisfaction of the following conditions:

         (a) this Amendment shall have been executed and delivered by the Borrower, each Guarantor and the Supermajority Lenders;

         (b) the Borrower shall have paid all unpaid fees and expenses of Bingham McCutchen LLP, Ernst & Young and all other advisors and professionals retained by the Administrative Agent or its counsel to the extent that copies of invoices have been presented to the Borrower;

         (c) the Administrative Agent shall have received, for the account of the Lenders consenting to this Amendment, the Initial Restructuring Fee;

         (d) The Administrative Agent shall have received evidence that the Borrower has filed insurance claim(s) in respect of the Debris Incident (as defined herein);

         (e) The Administrative Agent shall have received evidence that the Borrower has Liquidity of at least $5,000,000 on the Amendment No. 1 Effective Date;

         (f) The Administrative Agent shall have received evidence that the Borrower has identified in reasonable detail a hedging strategy to hedge a portion of its natural gas requirements, such strategy to be reasonably satisfactory to the Administrative Agent;

         (g) The Warrant Agreement shall have been executed and delivered by the Parent and the Lenders and the Warrants (as defined in this Amendment) shall have been executed by the Parent and placed in escrow with Bingham McCutchen LLP (the "Escrow Agent"), subject to release and issuance in accordance with the provisions set forth herein and under an escrow agreement entered into on or before the Amendment No. 1 Effective Date by the Parent, the Administrative Agent and the Escrow Agent;

         (h) The Administrative Agent shall have received from the Borrower and each Guarantor, copies, certified by a duly authorized officer of such Person to be true and complete, of the records of all corporate or other entity action taken by such Person to authorize (i) such Person's execution and delivery of this Amendment and any other documents executed in connection therewith, and (ii) such Person's performance of all of its agreements and obligations under this Amendment. Such certified copies shall be in form and substance satisfactory to the Administrative Agent; and

         (i) The Borrower and the Guarantors shall have delivered to the Administrative Agent and the Administrative Agent's Special Counsel, all closing documents reasonably requested by the Administrative Agent, such documents to be satisfactory in form and substance to the Administrative Agent and the Administrative Agent's Special Counsel.

         SECTION 8. RATIFICATION, ETC. The Borrower and each Guarantor hereby adopts again, ratifies and confirms in all respects, as its own act and deed, each of the Credit Agreement and the other Loan Documents to which such Person is a party; the Borrower and each Guarantor hereby adopts again, ratifies and confirms in all respects, as its own act and deed, the grant of a security interest under the Security Agreement to which such Person is a party and, in the case of the Borrower, the Mortgage, in all of the Collateral, together with any and all Uniform Commercial Code financing statements and other instruments or documents previously executed in connection therewith to create, evidence, perfect or preserve the priority of such security interest in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent; the Borrower and each Guarantor hereby adopts again, ratifies and confirms in all respects, as its own act and deed, any and all Uniform Commercial Code financing statements executed by the Administrative Agent in the name of such Person, pursuant to the power of attorney provisions contained in the Security Agreement to which such Person is a party, to perfect, preserve the perfection, or insure the priority of such security interest in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent; the Borrower under the Mortgage hereby adopts again, ratifies and confirms, as its own act and deed, the mortgage of certain real estate assets in which the Borrower has an ownership or other rights; each pledgor under the Pledge Agreement hereby adopts again, ratifies and confirms in all respects, as its own act and deed, each pledge granted by such pledgor thereunder; and the Borrower and each Guarantor hereby adopts again, ratifies and confirms, as its own act and deed, each of the other instruments or documents delivered in connection with the Credit Agreement or any of the Loan Documents and purported to be executed by it and acknowledges that all of the foregoing Loan Documents and other instruments, documents, filings and recordings shall continue in full force and effect. To the extent that it has not already done so, the Borrower and each Guarantor hereby waives all suretyship defenses of whatsoever nature, whether arising out of any Agents' or any Lender's dealings with the Borrower or any Guarantor, as the case may be, in respect of the Credit Agreement, any other Loan Document or otherwise. By its signature below, the Borrower and each Guarantor hereby consents to this Amendment, and after taking into account this Amendment, acknowledges that this Amendment shall not alter, release, discharge or otherwise affect any of its obligations under any Loan Document.

         SECTION 9. RELEASE. In order to induce the Agents and the Lenders to enter into this Amendment, the Borrower and each Guarantor acknowledges and agrees that: (a) neither the Borrower nor any Guarantor has any claim or cause of action against any Agent or any Lender (or any of its respective directors, officers, employees or agents); (b) neither the Borrower nor any Guarantor has any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to any Agent or any Lender; and (c) each of the Agents and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrower and each Guarantor. The Borrower and each Guarantor wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Agents' and the Lenders' rights, interests, contracts, collateral security or remedies. Therefore, the Borrower and each Guarantor unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Agent or any Lender to the Borrower or such Guarantor, except the obligations to be performed by any Agent or any Lender on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the Borrower or any Guarantor might otherwise have against any Agent, any Lender or any of its directors, officers, employees or agent, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

         SECTION 10. EFFECT OF AMENDMENT. Except as expressly set forth herein, this Amendment does not constitute an amendment or waiver of any term or condition of the Credit Agreement or any other Loan Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing contained in this Amendment shall be construed to imply a willingness on the part of the Lenders to grant any similar or other future waivers of any of the terms and conditions of the Credit Agreement or the other Loan Documents. Nothing contained herein shall in any way prejudice, impair or otherwise adversely affect any rights or remedies of the Agents and the Lenders under the Credit Agreement, as amended, or any other Loan Document. This Amendment shall constitute a Loan Document and any failure to comply with the provisions of this Amendment shall constitute an Event of Default.

         SECTION 11. REIMBURSEMENT OF EXPENSES. The Borrower acknowledges that all out of pocket costs and expenses incurred by the Agents and the Lenders in connection with (a) the preparation, negotiation, execution, delivery and monitoring of this Amendment, and (b) the discussions and meetings that preceded this Amendment (including, without limitation, the fees and disbursements of any investment banker, consultant or appraiser retained by the Administrative Agent, allocable costs of in-house counsel, and all legal and other professional and consultant's fees and disbursements) shall be paid by the Borrower.

         SECTION 12. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 13. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first above written.

                                     REPUBLIC ENGINEERED
                                     PRODUCTS LLC

                                     By: _______________________________________
                                          Name:
                                          Title:

                                     REPUBLIC ENGINEERED
                                     PRODUCTS HOLDINGS LLC

                                     By: _______________________________________
                                          Name:
                                          Title:

                                     BLUE STEEL CAPITAL CORP.

                                     By: _______________________________________
                                          Name:
                                          Title:

                                     N&T RAILWAY COMPANY LLC

                                     By: _______________________________________
                                          Name:
                                          Title:

                                     FLEET CAPITAL CORPORATION,
                                     individually and as Administrative Agent

                                     By: _______________________________________
                                          Name:
                                          Title:

                                     BANK OF AMERICA, N.A.,
                                     individually and as Co-Agent

                                     By: _______________________________________
                                          Name:
                                          Title:

                                     JP MORGAN CHASE BANK,
                                     individually and as Co-Agent

                                     By: _______________________________________
                                          Name:
                                          Title:

                                     FOOTHILL CAPITAL CORPORATION,
                                     individually and as Co-Agent

                                     By: _______________________________________
                                          Name:
                                          Title:

                                     GE CAPITAL CFE, INC.,
                                     individually and as Co-Agent

                                     By: _______________________________________
                                          Name:

                                          Title:

                                     CONGRESS FINANCIAL CORPORATION

                                     By: _______________________________________
                                          Name:
                                          Title:

                                     THE CIT GROUP/BUSINESS CREDIT, INC.

                                     By:________________________________________
                                          Name:
                                          Title:

                                     LASALLE BUSINESS CREDIT INC.

                                     By: _______________________________________
                                          Name:
                                          Title:

                                     DIME COMMERCIAL CORP.

                                     By: _______________________________________
                                          Name:
                                          Title:

                                     GUARANTY BUSINESS CREDIT CORPORATION

                                     By: _______________________________________
                                          Name:
                                          Title:

                                     ORIX FINANCIAL SERVICES, INC.

                                     By: _______________________________________
                                          Name:
                                          Title:

                                     SUNROCK CAPITAL CORP.

                                     By: _______________________________________
                                          Name:
                                          Title:

                                     UNION BANK OF CALIFORNIA, N.A.

                                     By: _______________________________________
                                          Name:
                                          Title:

                                     GMAC BUSINESS CREDIT, LLC

                                     By: _______________________________________
                                          Name:
                                          Title: